UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

HYPERSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2019, January 31, 2019, February 14, 2019 and March 6, 2019 respectively, HyperSolar, Inc. (the “Company”) agreed to issue and sell separate convertible promissory notes (individually a “Note” and collectively the “Notes”) to accredited investors (the “Investors”). The Company issued and sold a total of four (4) Notes in the aggregate principal amount of $271,000 to three (3) Investors.

The Company has the right but not the obligation under each Note to prepay the outstanding balance on the Notes, wherein the Company would pay to the Investor a percentage of the outstanding Note (the “Prepayment Percentage”), with such Prepayment Percentage dependent upon the period of time during which the Company elects to prepay the outstanding Note.

The Note issued on January 18, 2019 bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company at any time after January 18, 2019 at a conversion price equal to 61% multiplied by the lowest trading price of the Company’s common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion, as specified in the Note.

The Notes issued on January 31, 2019, February 14, 2019 and March 6, 2019 each bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company 180 days following their respective issuance dates at a conversion price equal to 61% multiplied by the average of the two (2) lowest trading prices of the Company’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the conversion, as specified in the Notes.

Notwithstanding the foregoing, each Investor shall be restricted from effecting a conversion, if such conversion, along with the other shares of the Company’s common stock beneficially owned by the Investor and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

Each Note also enumerates events of default, which include, but are not limited to, failure to pay principal and interest, breach of covenant, bankruptcy and delisting of common stock.

In connection with the sale of the Notes, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSOLAR, INC.

Date: March 12, 2019	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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